SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 15, 2016 (November 10, 2016)

VASCO Data Security International, Inc.

(Exact name of registrant as specified in charter)

Delaware	000-24389	36-4169320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1901 South Meyers Road, Suite 210
Oakbrook Terrace, Illinois	60181
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (630) 932-8844

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

(b)    On November 10, 2016, Jan Valcke, President & Chief Operating Officer of VASCO Data Security International, Inc. (the “Company”), notified the Company of his intent to retire and resign from all positions he holds with the Company. The Company has accepted Mr. Valcke’s resignation, set the effective date as of November 15, 2016, and has elected to treat such resignation as a termination by the Company without cause, as described in the Employment Agreement entered into between Mr. Valcke and the Company on January 1, 2005, as amended pursuant to the Employment Agreement Amendment, dated April 23, 2009, (collectively, the “Employment Agreement”). In accordance with the terms of the Employment Agreement, Mr. Valcke will receive continuation of his 358,000 Euro base salary per annum for a period of two years.

A copy of the press release announcing the retirement of Mr. Valcke is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit

99.1	Press Release dated November 15, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 15, 2016	VASCO Data Security International, Inc.
/s/ Mark S. Hoyt
Mark S. Hoyt
Chief Financial Officer